Independent Auditors' Consent


To the Board of Directors and Stockholders of Timberline Software Corporation
Beaverton, Oregon

We consent to the incorporation by reference in Registration Statements Nos. 33-46716 and 33-69820 on Form S-8 of our report dated January 22, 1999
(March 17, 1999 as to Note 5) appearing in this Annual Report on Form 10-K of Timberline Software Corporation for the year ended December 31, 1998.



Deloitte & Touche LLP
Portland, Oregon
March 29, 1999